EXHIBIT 99.1

CONTACT:	Investor Relations 404-715-6679

Corporate Communications 404-715-2554

Delta Air Lines Reports Results For December 2005 Quarter And Full Year

ATLANTA, February 14, 2005 - Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter and year ended December 31, 2005. Key points include:

•	Delta’s fourth quarter net loss was $1.2 billion. Excluding reorganization and special items, the fourth quarter net loss was $782 million. [1,2]

•	For 2005, Delta’s net loss was $3.8 billion. Excluding reorganization and special items, the full year 2005 net loss was $2.2 billion. [1,2]

•
Despite significant losses, Delta achieved important milestones in its reorganization during the fourth quarter of 2005, including strengthening its route network, making progress in restructuring its aircraft fleet and reducing its employment costs.

•	As of December 31, 2005, Delta had $2.9 billion in cash and cash equivalents, of which $2.0 billion was unrestricted.

Delta reported a net loss of $1.2 billion in the fourth quarter of 2005, compared to a net loss of $2.2 billion in the fourth quarter of 2004. Excluding the reorganization and special items described below, the net loss was $782 million in the fourth quarter of 2005. Excluding the special items described below, the net loss was $780 million in the fourth quarter of 2004.

For the full year 2005, Delta recorded a net loss of $3.8 billion, compared to 2004's full year net loss of $5.2 billion. Excluding reorganization and special items, the net loss was $2.2 billion in 2005. Excluding the special items described below, the net loss was $2.3 billion in 2004.

“Losses of the magnitude that Delta recorded in 2005 are not sustainable,” said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “These losses emphasize the need for the urgency with which we have to pursue route network and revenue improvements and the use of the bankruptcy process to reduce the cost and complexity of our business.”

Restructuring Progress
On September 14, 2005, Delta filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Since the filing, Delta has worked diligently to become a simpler, more efficient and customer-focused company. Through its restructuring efforts, Delta:
•
Strengthened its route network by adjusting capacity to match demand, including reducing capacity in its Cincinnati hub, utilizing smaller aircraft in its Atlanta domestic operations and shifting wide-body aircraft to its expanded international operations. The Company also announced plans to begin non-stop service from Atlanta and New York’s John F. Kennedy International Airport to new markets in Europe, Latin America, Africa and the Middle East, and to launch a new long-haul domestic Song® service.

•
Made significant progress in restructuring its aircraft fleet to reduce its cost structure and match its fleet to future needs. In addition to a number of restructured aircraft arrangements for which it is seeking bankruptcy court approval, Delta has already reduced its fleet by 76 aircraft through the bankruptcy restructuring process and lease returns.

•
Reduced employment costs through employee productivity improvements; pay and benefit reductions for non-pilot employees, including executives; and an interim agreement with the union representing Delta’s pilots, ALPA.

"2006 will be a year for Delta to stabilize our financial situation," Bastian continued. “While masked by the high cost of fuel, our restructuring initiatives have begun to produce tangible results this quarter in the form of increased unit revenue and lower mainline non-fuel costs. By maintaining our focus on these efforts, I am confident that we can be successful in positioning Delta to emerge from bankruptcy as a profitable, competitively strong airline.”

Revenue Results
For the fourth quarter of 2005, consolidated passenger unit revenue increased 7.8 percent and consolidated passenger mile yield increased 7.7 percent, compared to the fourth quarter of the previous year. Total revenue for the fourth quarter of 2005 and full year 2005 improved 6.2 percent and 6.3 percent, respectively, compared to the same periods in the prior year. Delta is beginning to see the expected unit revenue improvement from the structural changes it has made to strengthen its route network.

Operating Expenses
As a result of higher fuel prices, Delta paid $410 million more for fuel in the fourth quarter of 2005 than it did in the fourth quarter of 2004, and $1.5 billion more for the full year 2005 as compared to the full year 2004.3  Driven by fuel and special items, Delta's mainline unit costs increased by 15.7 percent in comparison to the fourth quarter of 2004. Excluding fuel and special items, mainline unit costs decreased 7.1 percent for the quarter as compared to the fourth quarter of 2004.4  For the full year 2005, mainline unit costs increased 4.8 percent as compared with 2004; however, excluding fuel and special items, mainline unit costs decreased 12.5 percent.

Liquidity
At December 31, 2005, the company had $2.9 billion in cash and cash equivalents, of which $2.0 billion was unrestricted. In January 2006, Delta completed a letter of credit facility with Merrill Lynch that enables the company to utilize up to $300 million in cash that would have been held in reserve by Delta's Visa/MasterCard processor. At December 31, 2005, Delta was in compliance with all of the financial covenants in its post-petition financing arrangements.

Reorganization and Special Items
In the fourth quarter of 2005, Delta recorded $453 million in charges for reorganization and special items. These items are described below:
•
a $277 million charge for reorganization items. This net charge primarily reflects estimated pre-petition bankruptcy claims for aircraft and facilities lease matters, as well as professional fees in the company’s Chapter 11 case.

•
a $176 million net charge associated with pension and restructuring items. Pension settlement charges totaled $129 million and represent the accelerated recognition of deferred actuarial losses, in accordance with SFAS 88,[5] due primarily to lump sum retirement distributions from retirement plan assets. Restructuring charges totaled $47 million and represent estimated severance costs associated with 2005 workforce reduction programs.

In the fourth quarter of 2004, Delta recorded $1.4 billion in charges for special items, including (1) a $1.9 billion goodwill impairment charge associated with Atlantic Southeast Airlines, Inc. and Comair, Inc.; (2) a $194 million charge related to voluntary and involuntary workforce reduction programs; (3) a $120 million settlement charge related to the company’s defined benefit pension plan for pilots; (4) a $527 million gain related to the elimination of the health care coverage subsidy for future retirees; (5) a $123 million gain related to the sale of Delta’s equity investment in Orbitz, Inc.; and (6) a $114 million tax benefit from a reduction in the deferred tax asset allowance that resulted from a goodwill impairment charge.

Reclassifications
Delta sells mileage credits in the SkyMiles® frequent flyer program to participating partners, such as credit card companies, hotels and car rental agencies. The portion of the revenue from the sale of mileage credits that approximates the value of the transportation to be provided is deferred and recognized on a straight-line basis over the expected life of the awards. Effective with the December 2005 quarter, amounts received in excess of the value of the transportation to be provided are classified as other revenue on the Consolidated Statements of Operations. Previously, these amounts were classified as an offset to selling expenses.

The company has reclassified prior period amounts to be consistent with the December 2005 quarter presentation. These reclassifications did not impact the operating loss or net loss for any period presented.

December Monthly Operating Report
Delta filed with the U.S. Bankruptcy Court its Monthly Operating Report for December 2005. As reflected in that report, the company recorded a $372 million operating loss and $753 million net loss for the month.  Excluding reorganization and special items, the Company recorded a $196 million operating loss and a $358 million net loss for the month.

Other Matters
Attached to this press release are Delta’s Consolidated Statements of Operations for the three and twelve months ended December 31, 2005, and 2004; a statistical summary for those periods; selected balance sheet data as of December 31, 2005 and December 31, 2004; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations show Delta’s net loss as reported under GAAP, as well as Delta’s net loss excluding reorganization and special items.

About Delta
Delta Air Lines is one of the world’s fastest growing international carriers with more than 50 new international routes added or announced in the last year. Delta offers daily flights to 503 destinations in 94 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. In summer 2006, Delta plans to offer customers more destinations and departures between the U.S., Europe, India and Israel than any global airline, including service on 11 new transatlantic routes from its Atlanta and New York-JFK hubs. Delta also is a major carrier to Mexico, South and Central America and the Caribbean, with more than 35 routes announced, added or applied to serve since January 1, 2005. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes

1 Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta’s net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding reorganization and special items, as well as reconciliations of other financial measures including and excluding reorganization and special items. Delta excludes reorganization and special items because the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

2 Reorganization items are items of income, expense, gain or loss that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

3 Includes the impact of fuel price increases reflected in both fuel expense and contract carrier arrangements in the Consolidated Statements of Operations.

4 Delta presents mainline unit costs excluding fuel expense and special items because management believes (a) high fuel prices during the December 2005 quarter and full year 2005 mask the progress the Company achieved toward its business plan targets and (b) the exclusion of the special items is helpful to investors to evaluate the Company’s recurring operational performance.

5 SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; our ability to implement our business plan successfully; the cost of aircraft fuel; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

    Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on November 14, 2005.

    The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

    A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of February 14, 2006, and which Delta has no current intention to update.

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	December 31		Percent
(In Millions)	2005	2004	Change
OPERATING REVENUES:
Passenger:
Mainline	$2,664	$2,611	2.0%
Regional affiliates	855	718	19.1%
Cargo	137	136	0.7%
Other, net	272	232	17.2%
Total operating revenues	3,928	3,697	6.2%
OPERATING EXPENSES:
Salaries and related costs	1,114	1,529	-27.1%
Aircraft fuel	1,130	895	26.3%
Depreciation and amortization	317	315	0.6%
Contracted services	279	260	7.3%
Contract carrier arrangements	590	224	163.4%
Landing fees and other rents	205	218	-6.0%
Aircraft maintenance materials and outside repairs	178	163	9.2%
Aircraft rent	106	172	-38.4%
Passenger commissions and other selling expenses	203	201	1.0%
Passenger service	76	89	-14.6%
Impairment of intangible assets	-	1,875	-100.0%
Pension settlements, restructuring and related items, net	176	(212)	-183.0%
Other	229	224	2.2%
Total operating expenses	4,603	5,953	-22.7%

OPERATING LOSS	(675)	(2,256)	70.1%
OTHER INCOME (EXPENSE):
Interest expense (contractual interest expense equals $309 for three months ended December 31, 2005)	(199)	(223)	10.8%
Interest income	14	10	40.0%
Gain from sale of investments	(1)	123	-100.8%
Gain on extinguishment of debt	-	8	-100.0%
Fair value adjustments of SFAS 133 derivatives	1	13	-92.3%
Miscellaneous expense, net	-	12	-100.0%
Total other expense, net	(185)	(57)	224.6%
LOSS BEFORE REORGANIZATION ITEMS, NET	(860)	(2,313)	62.8%
REORGANIZATION ITEMS, NET	(277)	-	NM
LOSS BEFORE INCOME TAXES	(1,137)	(2,313)	50.8%
INCOME TAX (PROVISION) BENEFIT	(98)	107	-191.6%
NET LOSS	(1,235)	(2,206)	44.0%
PREFERRED STOCK DIVIDENDS	(3)	(5)	40.0%
NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(1,238)	$(2,211)	44.0%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$(782)	$(780)	-0.3%
OPERATING MARGIN	-17.2%	-61.0%	43.8	pts

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Twelve Months Ended
	December 31		Percent
(In Millions)	2005	2004	Change
OPERATING REVENUES:
Passenger:
Mainline	$11,399	$10,880	4.8%
Regional affiliates	3,225	2,910	10.8%
Cargo	524	500	4.8%
Other, net	1,043	945	10.4%
Total operating revenues	16,191	15,235	6.3%
OPERATING EXPENSES:
Salaries and related costs	5,058	6,338	-20.2%
Aircraft fuel	4,271	2,924	46.1%
Depreciation and amortization	1,273	1,244	2.3%
Contracted services	1,096	999	9.7%
Contract carrier arrangements	1,318	932	41.4%
Landing fees and other rents	863	875	-1.4%
Aircraft maintenance materials and outside repairs	776	681	14.0%
Aircraft rent	541	716	-24.4%
Passenger commissions and other selling expenses	948	939	1.0%
Passenger service	345	349	-1.1%
Impairment of intangible assets	-	1,875	-100.0%
Pension settlements, restructuring and related items, net	888	(41)	-2265.9%
Other	815	712	14.5%
Total operating expenses	18,192	18,543	-1.9%

OPERATING LOSS	(2,001)	(3,308)	39.5%
OTHER INCOME (EXPENSE):
Interest expense (contractual interest expense equals $1,169 for twelve months ended December 31, 2005)	(1,032)	(824)	-25.2%
Interest income	59	37	59.5%
Gain from sale of investments	(1)	123	-100.8%
Gain on extinguishment of debt	-	9	-100.0%
Fair value adjustments of SFAS 133 derivatives	1	(31)	103.2%
Miscellaneous expense, net	(1)	2	-150.0%
Total other expense, net	(974)	(684)	-42.4%
LOSS BEFORE REORGANIZATION ITEMS, NET	(2,975)	(3,992)	25.5%
REORGANIZATION ITEMS, NET	(884)	-	NM
LOSS BEFORE INCOME TAXES	(3,859)	(3,992)	3.3%
INCOME TAX BENEFIT (PROVISION)	41	(1,206)	103.4%
NET LOSS	(3,818)	(5,198)	26.5%
PREFERRED STOCK DIVIDENDS	(18)	(19)	5.3%
NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(3,836)	$(5,217)	26.5%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$(2,208)	$(2,281)	3.2%
OPERATING MARGIN	-12.4%	-21.7%	9.3	pts

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)
	Three Months Ended
	December 31				Percent
	2005		2004		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	27,601		28,110		-1.8%
Available Seat Miles (millions) (a)	37,396		38,143		-2.0%
Passenger Mile Yield (a)	12.75	¢	11.84	¢	7.7%
Operating Revenue Per Available Seat Mile (a)	10.50	¢	9.69	¢	8.4%
Passenger Revenue Per Available Seat Mile (a)	9.41	¢	8.73	¢	7.8%
Operating Cost Per Available Seat Mile (a)	12.31	¢	15.61	¢	-21.1%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.84	¢	11.25	¢	5.2%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.81	¢	8.90	¢	-1.0%
Passenger Load Factor (a)	73.81%		73.70%		0.11	pts
Breakeven Passenger Load Factor (a)	87.97%		123.63%		-35.7	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1(a)	84.29%		86.82%		-2.5	pts
Passengers Enplaned (thousands) (a)	27,171		27,794		-2.2%
Fuel Gallons Consumed (millions)	551		631		-12.7%
Average Price Per Fuel Gallon, net of hedging gains	$2.06		$1.42		45.1%
Number of Aircraft in Fleet, End of Period	649		845		-23.2%
Full-Time Equivalent Employees, End of Period	55,632		69,150		-19.5%
Mainline:
Revenue Passenger Miles (millions)	23,468		24,314		-3.5%
Available Seat Miles (millions)	31,628		32,714		-3.3%
Operating Cost Per Available Seat Mile	11.48	¢	9.92	¢	15.7%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.93	¢	10.57	¢	3.4%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.72	¢	8.31	¢	-7.1%
Number of Aircraft in Fleet, End of Period	480		541		-11.3%

(a) Includes the operations under our contract carrier agreements with Flyi, Inc. (formerly Atlantic Coast Airlines) (for the three months ended December 31, 2004), Chautauqua Airlines, Inc. and SkyWest, Inc. (for all periods presented), Atlantic Southeast Airlines, Inc. (for the three months ended December 31, 2005) and Shuttle America (for the three months ended December 31, 2005).

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Twelve Months Ended
	December 31				Percent
Statistical Summary:	2005		2004		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	119,954		113,311		5.9%
Available Seat Miles (millions) (a)	156,793		151,679		3.4%
Passenger Mile Yield (a)	12.19	¢	12.17	¢	0.2%
Operating Revenue Per Available Seat Mile (a)	10.33	¢	10.04	¢	2.9%
Passenger Revenue Per Available Seat Mile (a)	9.33	¢	9.09	¢	2.6%
Operating Cost Per Available Seat Mile (a)	11.60	¢	12.23	¢	-5.2%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.04	¢	11.02	¢	0.2%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.31	¢	9.09	¢	-8.6%
Passenger Load Factor (a)	76.50%		74.70%		1.8	pts
Breakeven Passenger Load Factor (a)	86.98%		92.62%		-5.6	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	82.33%		82.69%		-0.4	pts
Passengers Enplaned (thousands) (a)	118,853		110,000		8.0%
Fuel Gallons Consumed (millions)	2,492		2,527		-1.4%
Average Price Per Fuel Gallon, net of hedging gains	$1.71		$1.16		47.4%
Number of Aircraft in Fleet, End of Period	649		845		-23.2%
Full-Time Equivalent Employees, End of Period	55,632		69,150		-19.5%
Mainline:
Revenue Passenger Miles (millions)	103,742		98,280		5.6%
Available Seat Miles (millions)	133,935		129,974		3.0%
Operating Cost Per Available Seat Mile	10.88	¢	10.38	¢	4.8%
Operating Cost Per Available Seat Mile - excluding special items- see Note 1	10.22	¢	10.41	¢	-1.8%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.49	¢	8.56	¢	-12.5%
Number of Aircraft in Fleet, End of Period	480		538		-10.8%

(a) Includes the operations under our contract carrier agreements with Flyi, Inc. (formerly Atlantic Coast Airlines) (for the twelve months ended December 31, 2004), Chautauqua Airlines, Inc. and SkyWest, Inc. (for all periods presented), Atlantic Southeast Airlines, Inc. (from September 8, 2005 to December 31, 2005) and Shuttle America (from September 1, 2005 through December 31, 2005).

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Selected Balance Sheet Data
(In Millions)

	December 31,	December 31,
	2005	2004
	(Unaudited)

Cash and cash equivalents [1]	$2,008	$1,463
Short-term investments	-	336
Restricted cash, including noncurrent	927	348
Total assets	20,039	21,801
Total debt and capital leases, including current maturities	7,743	13,898
Total liabilities subject to compromise	17,380	-
Total shareowners' deficit	(9,896)	(5,796)

1 Cash and cash equivalents as of December 31, 2005 includes $155 million to be used for payment of certain operational taxes and fees to various governmental authorities.

Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2005	2004	2005	2004
Net loss	(1,235)	($2,206)	(3,818)	($5,198)
Items excluded:
Impairment of intangible assets	-	1,875	-	1,875
Pension and related charges	176	(212)	878	(81)
Aircraft charges	-	-	10	40
Gain from sale of investments	-	(123)	-	(123)
Reorganization items, net	277	-	884	-
Deferred Tax reserve	-	(114)	(162)	1,206
Total items excluded	453	1,426	1,610	2,917
Net loss excluding reorganization and special items	$(782)	$(780)	$(2,208)	$(2,281)

(in millions)
Operating expenses	$4,603	$5,953	$18,192	$18,543
Items excluded:
Impairment of intangible assets	-	(1,875)	-	(1,875)
Pension and related charges	(176)	212	(878)	81
Aircraft charges	-	-	(10)	(40)
Total items excluded	(176)	(1,663)	(888)	(1,834)
Operating expenses excluding special items	$4,427	$4,290	$17,304	$16,709

(in millions)
Mainline operating expenses	$3,630	$3,245	$14,571	$13,494
Items excluded:
Pension and related charges	(174)	212	(876)	81
Aircraft charges	-	-	(10)	(40)
Total items excluded	(174)	212	(886)	41
Mainline operating expenses excluding special items	$3,456	$3,457	$13,685	$13,535
Fuel expense	$(1,013)	(739)	$(3,647)	$(2,412)
Mainline operating expenses excluding fuel expense and special items	$2,443	$2,718	$10,038	$11,123

CASM	12.31 ¢	15.61 ¢	11.60 ¢	12.23 ¢
Items excluded:
Impairment of intangible assets	-	(4.92)	-	(1.24)
Pension and related charges	(0.47)	0.56	(0.55)	0.03
Aircraft charges	-	-	(0.01)	-
Total items excluded	(0.47)	(4.36)	(0.56)	(1.21)
CASM excluding special items	11.84 ¢	11.25 ¢	11.04 ¢	11.02 ¢
Fuel expense	(3.03)	(2.35)	(2.73)	(1.93)
CASM excluding fuel expense and special items	8.81 ¢	8.90 ¢	8.31 ¢	9.09 ¢

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Mainline CASM	11.48 ¢	9.92 ¢	10.88 ¢	10.38 ¢
Items excluded:
Pension and related charges	(0.55)	0.65	(0.65)	0.03
Aircraft charges	-	-	(0.01)	-
Total items excluded	(0.55)	0.65	(0.66)	0.03
Mainline CASM excluding special items	10.93 ¢	10.57 ¢	10.22 ¢	10.41 ¢
Fuel expense	(3.21)	(2.26)	(2.73)	(1.85)
Mainline CASM excluding fuel expense and special items	7.72 ¢	8.31 ¢	7.49 ¢	8.56 ¢

Breakeven load factor	87.97%	123.63%	86.98%	92.62%
Items excluded:
Impairment of intangible assets	-	(41.51)	-	(10.16)
Pension and related charges	(3.68)	4.70	(4.58)	0.23
Aircraft charges	-	-	(0.07)	-
Total items excluded	(3.68)	(36.81)	(4.65)	(9.93)
Breakeven load factor excluding special items	84.29%	86.82%	82.33%	82.69%

December 2005

Net Loss	$(753)
Items excluded:
Pension and related charges	176
Reorganization items, net	219
Total items excluded	395
Net loss excluding reorganization and special items	$(358)

December 2005

Operating Loss	$(372)
Items excluded:
Pension and related charges	176
Total items excluded	176
Operating loss excluding reorganization and special items	$(196)

Three
Months Ended
Capital Expenditures	Dec 31,
(in millions)	2005
Cash used by investing activities - GAAP
Flight equipment additions	$35
Ground property & equipment additions	48

Add:
Aircraft seller financing	-

Less:
Sale of aircraft during the quarter [1]	-
Boston airport terminal project expenditures	(7)
Other	2
Capital expenditures	$78

Note 2: December 2005 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. December 2004 Quarter

Year-Over-Year Change
	North America	Atlantic	Latin America	Pacific
Traffic	(4.4%)	0.8%	30.4%	(1.8%)
Capacity	(4.9%)	0.9%	32.9%	(0.2%)
Load Factor	0.4 pts	(0.1) pts	(1.3) pts	(1.3) pts
Yield	8.0%	1.7%	8.4%	10.6%
Passenger Unit Revenue	8.6%	8.2%	(0.2%)	8.8%

Note 3: 2006 Guidance

	1Q 2006	Full Year 2006
Capacity System Domestic International	Down 8-10% Down 14-16% Up 10-12%	Down 5-7% Down 14-16% Up 19-21%

###